Exhibit 99.1

October 24, 2012

FOR IMMEDIATE RELEASE

Contacts:
Alan Greer Executive Vice President Investor Relations	Cynthia Williams Senior Executive Vice President Corporate Communications
(336) 733-3021	(336) 733-1478
AGreer@BBandT.com	Cynthia.Williams@BBandT.com

BB&T Corporation CFO to speak at BancAnalysts Association of Boston Conference

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced that Chief Financial Officer Daryl Bible will present at the BancAnalysts Association of Boston Conference in Boston on Thursday, Nov. 1, at 1:55 p.m. (ET).

A webcast of Bible’s presentation will be available at www.BBT.com/webcasts and will be archived for 30 days.

About BB&T

BB&T Corporation (NYSE: BBT) is one of the largest financial services holding companies in the U.S. with $182.0 billion in assets and market capitalization of $23.2 billion, as of Sept. 30, 2012. Based in Winston-Salem, N.C., the company operates approximately 1,850 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

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